                                                                   EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT
                             --------------------


     AGREEMENT made as of the 12th day of November, 1997, by and between L.S. Wholesale, Inc., a Massachusetts corporation with its main office in St. Thomas, U.S.V.I. (the "Employer"), Little Switzerland, Inc., a Delaware corporation with its main office in St. Thomas, U.S.V.I. ("Little Switzerland") and Thomas Liston (the "Executive").

                                  WITNESSETH

     WHEREAS, the Executive possesses certain unique skills, talents and judgment as well as the experience to provide the direction and leadership required by the Employer; and

     WHEREAS, the Employer and Executive desire to provide for the Executive's employment by the Employer.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Employer and the Executive mutually agree as follows:

     1.   Employment.  The Employer agrees to employ the Executive and the
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Executive agrees to be employed by the Employer on the terms and conditions hereinafter set forth.

     2.   Effective Date and Term.  The commencement date (the "Commencement
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Date") of this Agreement shall be November 12, 1997.  Subject to the provisions of Section 5, the term of the Executive's employment hereunder shall be for two
(2) years from the Commencement Date (the "Term").

     3.   Compensation and Benefits.  The compensation and benefits payable to
          -------------------------
the Executive under this Agreement shall be as follows:

          a.   Salary.  For all services rendered by the Executive under this
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     Agreement, the Employer shall pay the Executive a total salary as follows:

               (1)  Base Salary.  For each twelve (12) month period of the Term,
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          the Employer shall pay the Executive a base salary at an annual rate
          (the "Base Salary") equal to One Hundred Sixty Thousand Dollars ($160,000.00).

               (2)  Bonus.  During the Term and as further set forth below, for
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          each fiscal year during which the Executive is employed by the
          Employer pursuant to this Agreement, in the event that Little Switzerland shall achieve certain performance criteria (the "Performance Criteria"), the Employer shall pay to the Executive a bonus (the "Annual Bonus") in an amount of up to one-quarter (25%) of the Base Salary earned for that fiscal year which shall be prorated for periods shorter than a full fiscal year.

          The applicable Performance Criteria for any fiscal year shall be established annually by the Compensation Committee of Little Switzerland prior to the beginning of the applicable fiscal year. For any fiscal year, the determination of whether Performance Criteria have been met and whether any Annual Bonus shall be paid shall be made by the Compensation Committee of Little Switzerland.

     The Executive's Base Salary shall be payable in periodic installments in accordance with the Employer's usual practice for payment of compensation to its senior executives and the Annual Bonus, if any, shall be payable within ten (10) days after the date on which Little Switzerland determines from its financial reports and other relevant information the extent to which, if any, the Performance Criteria have been achieved and in any event not more than ninety (90) days after the end of the Employer's fiscal year. Notwithstanding the foregoing, the Annual Bonus shall be prorated for any period of employment shorter than a full fiscal year.

          b.   Stock Option.  On the Commencement Date, the Executive will be
               ------------
     awarded an option (the "Option") to purchase 25,000 shares of Common Stock, par value $.01 per share, of Little Switzerland (the "Common Stock"), having an exercise price equal to one hundred percent (100%) of the fair market value of a share of Common Stock on the Commencement Date. The 25,000 shares of Common Stock subject to purchase pursuant to the Option shall vest and become exercisable as follows:

                                     Number of              Cumulative Number
       Vesting Date                Shares Vested            of Shares Vested
       ------------                -------------            -----------------
     November 12, 1998                   5,000                       5,000
     November 12, 1999                   5,000                      10,000
     November 12, 2000                   5,000                      15,000
     November 12, 2001                   5,000                      20,000
     November 12, 2002                   5,000                      25,000

          c.   Moving and Housing Expenses.  The Employer shall reimburse the
               ---------------------------
     Executive for moving expenses incurred by the Executive in moving his household goods to St. Thomas, U.S.V.I., when appropriate, up to a maximum amount of $5,000.00. Furthermore, while the Executive is searching for permanent housing in St. Thomas, the Employer shall reimburse the Executive for his living expenses for up to thirty (30) days.

          d.   Life Insurance.  During the Term, the Employer shall maintain a
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     term life insurance policy on the life of the Executive in the amount of
     One Hundred Thousand Dollars ($100,000.00) payable as directed by the Executive; provided, however, that in the event the Executive does not pass a physical examination, the Employer shall only be obligated to maintain a policy on the life of the Executive in the amount of Fifty Thousand Dollars ($50,000.00).

          e.   Regular Benefits. After one (1) year of employment hereunder with
               ----------------
     the Company, the Executive shall be entitled to three (3) weeks vacation time annually, which shall be prorated thereafter for any period of employment less than a full year. The Executive shall be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans and other benefit plans from time to time in effect for senior executives of the Employer. The Executive shall be entitled to participate in the Employer's 401k plan only after one (1) year of employment hereunder with the Company. Except as otherwise specifically agreed to by the Employer and the Executive, the Executive also shall be entitled to reimbursement for all ordinary and necessary business expenses incurred by the Executive in connection with the advancement of the Employer's interests and the discharge of his duties and responsibilities hereunder, including without limitation, all travel and lodging expenses; provided, however, that the
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     Executive accounts promptly for such expenses to the Employer in the manner reasonably prescribed from time to time by the Employer and in compliance with the Employer's policy. The Employer may alter, modify, add to or terminate its employee benefit plans as they apply to the Employer's management at such times and in such manner as the Employer determines to be appropriate, without recourse by the Executive.

     4.   Capacity and Extent of Service.  The capacity and the extent of the
          ------------------------------
Executive's service shall be as follows:

          a. During the Term, the Executive shall serve as the Vice President, Chief Financial Officer and Treasurer of Little Switzerland and the Employer beginning on November 12, 1997, and shall serve in such other or additional offices or consulting positions in which he may be reasonably requested to serve.

          b. The parties agree that it is their intent that the Executive devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of Little Switzerland's and the Employer's interests and to the discharge of his duties and responsibilities hereunder. In accordance with the foregoing, the Executive shall not engage in any other business activity, except as may be approved by the Board of Directors of Little Switzerland; provided, however, that nothing
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     herein shall be construed as preventing the Executive from:

               (1) investing his assets in a manner not otherwise prohibited by this Agreement, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

               (2) serving on the board of directors of any company, provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

               (3) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

     5.   Termination.  Notwithstanding the provisions of Section 2, the
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Executive's employment hereunder shall terminate under the following circumstances and shall be subject to the following provisions:

          a.   Death.  In the event of the Executive's death during the
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     Executive's employment hereunder, the Executive's employment shall terminate on the date of his death.

          b.   Termination by the Employer for Cause. The Executive's employment
               -------------------------------------
     hereunder may be terminated for cause (as defined below) without further liability on the part of the Employer for any compensation or benefits pursuant to Section 3 hereof or otherwise by written notice to the Executive setting forth in reasonable detail the nature of such cause, effective upon delivery of such notice. Only the following shall constitute "cause" for termination pursuant to this Section 5b:

               (1) Deliberate dishonesty of the Executive with respect to the Employer or any subsidiary or affiliate thereof;

               (2) Conviction of the Executive of a crime involving moral turpitude;

               (3) Material failure to perform a substantial portion of his duties and responsibilities hereunder, which failure continues for more than thirty (30) days after written notice given to the Executive pursuant to a two-thirds vote of all of the members of the Board of Directors of Little Switzerland, each such vote to set forth in reasonable detail the nature of such failure;

               (4) Gross or willful misconduct of the Executive with respect to the Employer or any subsidiary or affiliate thereof; or

               (5) Failure to report to work at the Employer's principal office during normal business hours on each business day that the office is open, except for vacation leave, sick leave or time out of the office for Employer business purposes; provided, however, that nothing in
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          this clause shall be construed to indicate that the Executive's working hours are limited to the Employer's normal business hours.

          c.   Termination by the Executive for Cause.  The Executive's
               --------------------------------------
     employment hereunder may be terminated by the Executive by written notice to the Board of Directors of Little Switzerland effective thirty (30) days after the giving of such notice in the event of a material breach by the Employer of any provision of this Agreement, which breach shall continue for more than thirty (30) days after the date on which the Board of Directors of Little Switzerland receives such notice.

          d.   Termination by the Employer Without Cause.  The Executive's
               -----------------------------------------
     employment with the Employer may be terminated without cause by a two-thirds vote of all of the members of the Board of Directors of Little Switzerland on written notice to the Executive effective upon thirty (30) days after the giving of such notice.

          e.   Termination by the Executive Without Cause.  The Executive may
               ------------------------------------------
     terminate his employment with the Employer without cause on written notice to the Employer effective upon thirty (30) days after the giving of such notice.

          f.   Disability.  If, due to physical or mental illness, the Executive
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     shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder (a "Substantial Disability"), the Employer may designate another executive to act in his place during the period of such disability. For a period of up to two (2) months subsequent to the commencement of a Substantial Disability, the Employer shall continue to pay to the Executive his salary and benefits in accordance with
     Section 3 hereof. If, at the end of such two (2) month period the Executive shall continue to have a Substantial Disability, the Executive's employment may be terminated by a two-thirds vote of all of the members of the Board of Directors of Little Switzerland without further liability to the Employer or Little Switzerland. If any question shall arise as to whether during any period the Executive suffered a Substantial Disability, the Executive may, and at the request of the Employer will, submit to the Employer a certification in reasonable detail by a physician selected by the Executive or his guardian to whom the Employer has no reasonable objection as to whether the Executive was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive.

          g.   Participation in a Change of Control. Notwithstanding anything to
               ------------------------------------
     the contrary contained herein, in the event that the Executive participates in a Change of Control (as defined below) of Little Switzerland which is not approved by the Board of Directors of Little Switzerland as constituted prior to such Change of Control, the Executive's employment shall terminate immediately upon delivery of notice of termination without further liability to the Employer or

     Little Switzerland, and any and all outstanding options, benefits and severance obligations shall be canceled and terminated immediately upon such termination of employment.

          6.   Termination Subsequent to Change in Control.
               -------------------------------------------

          a. Except as set forth in Section 5 above to the contrary, in the event of a Terminating Event (as defined below) within one year from the date of a Change in Control (as defined below) of Little Switzerland, as of the date of such Terminating Event, (i) the Executive shall be entitled to receive an amount of termination pay (the "Termination Pay") equal to (A) six (6) months of Base Salary in the event of a Change of Control pursuant to Section 6c(i), (ii), (iii), (iv) or (v) hereof is consummated on or prior to May 31, 1998 or nine (9) months of Base Salary in the event such a Change of Control is consummated after May 31, 1998, whichever is applicable, plus (B) any accrued and unpaid Annual Bonus which the Executive has earned pursuant to Section 3a of this Agreement; (ii) the Executive shall be reimbursed for any and all expenses incurred in relocating the Executive's household goods to the State of Arizona in connection with such Termination Event; and (iii) that portion of the Executive's outstanding Option (and any other stock grants) scheduled to vest during the calendar year in which such Change of Control occurs shall vest and become exercisable immediately upon such date notwithstanding anything to the contrary contained herein or in any agreement relating to the Option (or any such other stock grant), and any remaining portion of the Executive's outstanding Option (and any other stock grants) shall be canceled and terminated immediately upon such date.

          b.   For purposes of this Agreement, a "Terminating Event" shall mean
     (a) termination by the Employer or its successor entity of the Executive for any reason other than death, cause or disability pursuant to Section 5a, Section 5b or Section 5f above or (b) resignation of the Executive upon the occurrence of (i) a significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control or (ii) a material reduction in the compensation paid to the Executive as compared to the compensation level in effect immediately prior to the Change in Control.

          c. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred in the following instances: (i) if there has occurred a change in control which Little Switzerland would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes; (ii) if there has occurred a change in control which Little Switzerland would be required to report in response to Item 6(e) of
     Schedule 14A promulgated under the 1934 Act, or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes; (iii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Little Switzerland representing fifteen percent (15%) or more of the total number of votes that may be cast for the election of Directors of Little Switzerland; (iv) the sale, transfer or other disposition of all or substantially all of the assets of Little Switzerland to another person or entity; (v) the election of Directors of Little Switzerland equal to one-third or more of the total number of Directors then in office who have not been nominated by Little Switzerland's Board of Directors or a committee thereof as constituted on the date hereof; or (vi) the signing of an agreement, contract or other arrangement providing for any of the transactions described above in this definition of Change in Control; provided, however, that a "Change in
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     Control" shall not be deemed to have occurred as a
     result of the beneficial ownership of Little Switzerland's Common Stock by any person who is a "Grandfathered Person" under Little Switzerland's Shareholder Rights Agreement dated July 17, 1991, as amended (the "Rights Agreement"), so long as such Grandfathered Person's beneficial ownership of Little Switzerland's Common Stock does not exceed such Grandfathered Person's "Grandfathered Percentage" (as defined in the Rights Agreement).

     7.   Noncompetition and Confidential Information.
          -------------------------------------------

          a.   Noncompetition.  During the period of the Executive's employment
               --------------
     by the Employer pursuant to this Agreement or otherwise, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as defined in Section 9), compete in Little Switzerland's or the Employer's market area (defined as any country or other jurisdiction in which Little Switzerland or the Employer conducts business as of the effective date of termination) with the business conducted by Little Switzerland or the Employer during the period of his employment hereunder, nor will he attempt to hire any employee of Little Switzerland or the Employer, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with Little Switzerland or the Employer, or solicit or encourage any customer of Little Switzerland or the Employer to terminate its relationship with Little Switzerland or the Employer or to conduct with any other Person any business or activity which such customer conducts or could conduct with Little Switzerland or the Employer.

          b.   Confidential Information.  The Executive will not disclose to any
               ------------------------
     other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of Little Switzerland or the Employer obtained by him incident to his employment with the Employer. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) of Little Switzerland or the Employer but does not include any information which has become part of the public domain by means other than the Executive's non-observance of his obligations hereunder.

          c.   Relief; Interpretation.  The Executive agrees that the Employer
               ----------------------
     shall be entitled to injunctive relief for any breach by him of the covenants contained in Sections 7a or 7b. In the event that any provision of this Section 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. For purposes of this Section 7, the term "Employer" shall mean L.S. Wholesale, Inc. and any of its subsidiaries, affiliates, predecessors and successors.

     8.   Conflicting Agreements.  The Executive hereby represents and warrants
          ----------------------
that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     9.   Definition of "Person".  For purposes of this Agreement the term
          ----------------------
"Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

     10.  Withholding.  All payments made by the Employer under this Agreement
          -----------
shall be net of
any tax or other amounts required to be withheld by the Employer under applicable law.

     11.  Assignment; Successors and Assigns, etc.  Neither the Employer nor the
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Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     12.  Enforceability.  If any portion or provision of this Agreement shall
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to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13.  Waiver.  No waiver of any provision hereof shall be effective unless
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made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     14.  Notices.  Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Board of Directors. Any such notice shall be deemed to be effective and therefore given upon the following dates: (i) if such notice is delivered in person the date on which such delivery is done; or (ii) if such notice is sent by registered or certified mail, postage prepaid, the date which is three days subsequent to the date on which such notice is mailed.

     15.  Amendment.  This Agreement may be amended or modified only by a
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written instrument signed by the Executive and by a duly authorized representative of the Employer.

     16.  Governing Law.  It is the parties' intention that the terms of
          -------------
employment under this contract shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the date first above written.

                                   L.S. WHOLESALE, INC.


                                   By: /s/ John E. Toler, Jr.
                                      -----------------------------------
                                      Name: John E. Toler, Jr.
                                      Title: President


                                   LITTLE SWITZERLAND, INC.


                                   By: /s/ C. William Carey
                                      -----------------------------------
                                      Name: C. William Carey
                                      Title: Chairman of the Board, Director


                                   /s/ Thomas Liston
                                   --------------------------------------
                                   Thomas Liston